EXHIBIT 1.A.(5)(d)

                                     NOTICE

                                     Pruco Life Insurance Company
                                     A Subsidiary of
                                     The Prudential Insurance Company of America

     Pruco Life's goal is to provide our planholders with fast and personal service.

     If you have any need for service with or a question about your Pruco Life insurance, please contact your Pruco Life representative. You may also call the staff of the Pruco Life office in your locale for assistance or the Pruco Life office named below.

     Should you desire any more help with a problem, assistance may be requested of the Illinois State Department identified below.

Pruco Life                                   State

Consumer Affairs Unit                        Illinois Department of Insurance
Pruco Life Insurance Company                 Consumer Service
North Central Service Office                 Springfield, Illinois 62767
P.O. Box 1505
Minneapolis, MN 55440

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PLI 109 EDC-84                                                 Printed in U.S.A.
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